Exhibit 10.2


                               BARNES GROUP INC.

                            AMENDED EMPLOYEE STOCK
                             AND OWNERSHIP PROGRAM
                              AS FURTHER AMENDED


1.    PURPOSE

The purpose of the Plan is to provide a means through which the Company may attract able persons to provide services to or enter and remain in the employ with the Company and its Subsidiaries and to provide a means whereby they can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders of the Company and these service providers and employees.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share or Cash Unit Awards, and SARs or any combination of the foregoing.


2.    DEFINITIONS

The following definitions shall be applicable throughout the Plan.

   (a)  "Acceleration Event" shall have the meaning set forth in Section
8(e).

   (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

   (c) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Share or Cash Unit Award, or SAR under the Plan.

   (d) "Award Agreement" means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.

   (e) "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share or Cash Units has been earned.

   (f) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

   (g)  "Board" means the Board of Directors of the Company.

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   (h)  "Change-in-Control" shall have the meaning set forth in Section
11(p).

   (i) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

   (j) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4.

   (k)  "Common Stock" means the common stock of the Company.

   (l)  "Company" means Barnes Group Inc.

   (m) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

   (n) "Disability" means, with respect to Incentive Stock Options, "permanent and total disability" as defined in Section 22(e)(3) of the Code, and, for all other purposes shall have the meaning set forth in the Company's long-term disability plan.

   (o) "Eligible Person" means any person regularly employed by or providing consulting or other services to the Company or a Subsidiary. An Award other than an Incentive Stock Option may be granted to an Eligible Person, in connection with hiring, retention or otherwise, prior to the date the Eligible Person first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date on which the Eligible Person completes one continuous year of employment/service with the Company and/or Subsidiaries.

   (p)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (q) "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale prices reported as having occurred on the primary exchange on which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of The Nasdaq Stock Market on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of The Nasdaq Stock Market on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

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   (r)  "Group" means a principal business segment of the Company, including by way of example and not limitation, Associated Spring, Barnes Aerospace, and Barnes Distribution.

   (s) "Holder" means a Participant who has been granted an Award, or a permitted transferee of such a Participant.

   (t) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

   (u) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

   (v) "Normal Termination" means termination of employment or service with the Company or a Subsidiary other than by reason of death or Disability.

   (w)  "Option" means an Award granted under Section 7 of the Plan.

   (x)  "Option Period" means the period described in Section 7(c).

   (y) "Option Price" means the exercise price set for an Option described in Section 7(a).

   (z) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to
Section 6.

   (aa) "Performance Goals" means the performance objectives established by the Committee with respect to an Award Period, Restricted Period, or Option Period with respect to Performance Share or Cash Units, Restricted Stock, Restricted Stock Units, Options or SARs respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for an Award Period, Restricted Period or Option Period.

   (bb) "Performance Cash Unit" means a hypothetical equivalent to a number of dollars established by the Committee and granted in connection with an Award made under Section 8 of the Plan.

   (cc) "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under
Section 8 of the Plan.

   (dd) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Barnes family (by blood or marriage) or any entity for the benefit of, or controlled by, a member of the Barnes family (by blood or marriage), (ii) the Company or a Subsidiary, (iii) a trustee or other fiduciary holding

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securities under an employee benefit plan of the Company or any of its
Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

   (ee) "Plan" means the Company's Employee Stock And Ownership Program, as amended.

   (ff) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan, and, with respect to any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions, terms and conditions referred to in Section 9A of the Plan.

   (gg) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 9 of the Plan.

   (gg-A) "Restricted Stock Units" means shares of Stock that will be issued or transferred to a Participant at a future time or times if the Restricted Stock Units are not forfeited and the other restrictions, terms and conditions referred to in Section 9A of the Plan are satisfied.

   (hh) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 9 of the Plan.

   (hh-A) "Restricted Stock Unit Award" means an Award of Restricted Stock Units granted under Section 9A of the Plan.

   (ii) "SAR" means a stock appreciation right which entitles a Participant to receive, in cash or Stock (valued at Fair Market Value), at the discretion of the Committee, an amount equal to the excess of the Fair Market Value of a specified number of shares of Stock at the time of exercise over the Option Price established by the Committee.

   (jj)  "Securities Act" means the Securities Act of 1933, as amended.

   (kk)  "SEC" means Securities and Exchange Commission.

   (ll) "Stock" means the Common Stock of the Company or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

   (mm) "Subsidiary" means any corporation or other business entity in which the Company owns a significant equity interest, as determined in the discretion of the Committee; provided, that, with respect to Incentive Stock Options, the term "Subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

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3.   EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

The Plan is effective as of February 1, 2000. The validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Section 422(b)(1) of the Code and Section 162(m)(4)(C)(ii) of the Code.

The expiration date of the Plan, after which no Awards may be granted hereunder, shall be January 31, 2005; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.


4.    ADMINISTRATION

The Plan shall be administered by the Committee, which shall be composed of at least two persons, each member of which, at the time he or she takes any action with respect to an Award under the Plan, shall be a "Non-Employee Director", as defined in Rule 16b-3 under the Exchange Act, or any successor rule or regulation, and an "outside director", as defined in Treasury Regulations Section 1.162-27(e)(3), or any successor regulation, unless the Board determines otherwise. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

   (a)  Select the Eligible Persons to participate in the Plan;

   (b) Determine the nature and extent of the Awards to be made to each Participant, and determine whether an Award is intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code;

   (c)  Determine the time or times when Awards will be made to Eligible
Persons;

   (d)  Determine the duration of each Award Period and Restricted Period;

   (e) Determine the conditions to which the payment of Awards may be subject;

   (f)  Establish the Performance Goals, if any, for each Award Period;

   (g) Prescribe the form of Award Agreement or other form or forms evidencing Awards; and

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   (h)  Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options,
Performance Share or Cash Units, shares of Restricted Stock, Restricted Stock Units and SARs awarded by the Committee to each Eligible Person, and the expiration date and the duration of any applicable Award Period or Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards under the Plan, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Any provision of the Plan to the contrary notwithstanding, the Committee shall not have the authority to reduce the exercise price of outstanding Options, whether by canceling the Options and issuing substitute Awards in replacement thereof or otherwise.

Any provision of the Plan to the contrary notwithstanding, to the extent permitted by, and on the terms and subject to the conditions of, applicable law, including in particular but not limited to Sections 141(c) and 157(c) of the General Corporation Law of Delaware, the power and authority of the Committee under the Plan, including but not limited to its power and authority to make, administer and interpret Awards, may be exercised by the Chief Executive Officer of the Company and the chairperson of the Committee, but only with respect to Eligible Persons and Participants who are not and have never been (i) officers or directors of the Company within the meaning of Section 16(b) of the Exchange Act and the related SEC regulations, or (ii) "covered employees" within the meaning of Section 162(m)(3) of the Code, and only if and to the extent that the Committee expressly authorizes the Chief Executive Officer and the chairperson of the Committee to exercise such power and authority. If and to the extent that the Chief Executive Officer of the Company and the chairperson of the Committee exercise the power and authority of the Committee in accordance with the preceding sentence, the term "Committee" as used in this Plan shall include the Chief Executive Officer of the Company and the chairperson of the Committee.


5.    GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

   The Committee may, from time to time, grant Awards of Options, Restricted Stock, Restricted Stock Units, Performance Share or Cash

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Units and/or SARs to one or more Eligible Persons; provided, however, that:

   (a) The aggregate number of shares of Stock that may be issued or transferred pursuant to all Awards may not exceed 3,450,000, subject to
Section 12; provided, however, that no more than 25% of the foregoing number of shares of Stock may be issued or transferred in respect of Restricted Stock, Restricted Stock Units, Performance Share Units and Performance Cash Units, collectively; and provided, further, that the maximum number of shares of Stock with respect to which Options or SARs or Performance Share Unit or Restricted Stock Awards or Restricted Stock Unit Awards, or any combination of Options, SARs, Performance Share Unit Awards, Restricted Stock Unit Awards or Restricted Stock Awards, may be granted during any calendar year to any Eligible Person is 500,000. The maximum amount that may be paid in respect of Performance Cash Units that are granted in any one calendar year to any Eligible Person is $7 million (or the equivalent thereof in Shares based on the Fair Market Value of the shares on the payment date). If, after Performance Share Units or Performance Cash Units are earned, the delivery of shares of Stock or cash is deferred, any additional shares of Stock or amounts attributable to Dividend Equivalents or earnings during the deferral period shall be disregarded in applying the foregoing per Eligible Person limitations.

   (b) In the event any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Share or Cash Unit or SAR shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan. If the person exercising an Option pays the purchase price of the shares subject to such Option by delivering shares of Common Stock to the Company (either through actual delivery or by attestation) in accordance with the provisions of Section 7(b) below, or pays the withholding taxes due in connection with the grant, exercise, vesting, distribution, or payment of any Award or the shares subject thereto (including without limitation any withholding taxes due as a result of an election made by an Eligible Person under Section 83(b) of the Code) by delivering shares of Common Stock to the Company or having the Company withhold shares of Common Stock otherwise issuable in connection with the Award in accordance with the provisions of Section 11(d) below, the number of shares so delivered or withheld shall be added back to the aggregate number of shares available for issuance or transfer under the Plan so that the aggregate number of shares that may be issued or transferred under the Plan pursuant to Section 5(a) above shall have been charged only for the net number of shares issued or transferred by the Company in connection with the Award; provided, however, that none of the surrendered or withheld shares shall be available for issuance under Incentive Stock Options.

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   (c)  Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

   (d) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

   (e) The Committee may only grant Incentive Stock Options to Eligible Persons who are employees of the Company or a subsidiary corporation as defined in Section 424 of the Code.

   (f) Under the Plan, the Committee may grant Awards that qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, as well as Awards that do not so qualify. Awards that the Committee intends to qualify as performance-based compensation within the meaning of
Section 162(m)(4)(C) shall be granted and administered in a manner that will enable such Awards to qualify as performance-based compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as performance-based compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.


6.    ELIGIBILITY

Participation shall be limited to Eligible Persons selected by the Committee.


7.    STOCK OPTIONS AND SARS

Subject to Section 5(e), the Committee is authorized to grant one or more Incentive Stock Options, Nonqualified Stock Options or SARs to any Eligible Person. Each Option or SAR so granted shall be subject to the following conditions or to such other conditions as may be reflected in the applicable Award Agreement.

   (a)  Option Price.    The exercise price ("Option Price") per share of
Stock for each Option or SAR shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant or, other than with respect to Incentive Stock Options, at a date subsequent to the Date of Grant as specified in the Option Award Agreement.

   (b)  Manner of Exercise and Form of Payment.    SARs which have become
exercisable may be exercised by delivery of written notice of exercise to the Committee. Options which have become exercisable may

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be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable either (i) by United States dollars in cash or by check, (ii) at the discretion of the Committee, by either actual delivery of shares or by attestation, through shares of Stock valued at the Fair Market Value at the time the Option is exercised (provided that such Stock has been held by the Participant for at least six months unless such Stock was acquired through an open market purchase within six months before actual delivery or attestation), or (iii) at the discretion of the Committee, by a cashless exercise procedure that the Company determines satisfies the provisions of section 220.3(e)(4) (or a successor provision) of Regulation T promulgated by the Board of Governors of the Federal Reserve System(1), or (iv) at the discretion of the Committee, by any combination of (i), (ii) and (iii) above.

   (c)  Option Period and Expiration.    Options and SARs shall vest and
become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of any such Option or SAR other than with respect to exercisability. If an Option or SAR is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option or SAR expires.

In granting any Option or SAR, the Committee may specify such termination and cancellation provisions as the Committee may determine; provided, however, that in the event a Participant terminates service or employment due to death, Disability, retirement (as defined in any qualified retirement plan maintained by the Company), or, in the case of a non-employee director, after attaining age 55, termination of the Option Period shall occur no later than the fifth anniversary of such date of termination, and in the event of any other termination, termination of the Option Period shall occur no later than the third anniversary of such date of termination. Any Incentive Stock Option that is exercised three months after the Participant's employment with the Company and any Subsidiary terminates (or one year after such employment terminates, if the Participant is disabled within the meaning of Section 22(e)(3)) of the Code, or at any time after such three months' or one year period, will not be eligible for federal tax treatment as an Incentive Stock Option unless the exercise takes place after the death of the Participant by the estate of the Participant or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Participant.

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(1) 12 C.F.R. Section 220.3(e)(4).


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   (d)  Other Terms and Conditions.    In addition, each Option or SAR
granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

      (i) Each Option or SAR issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

      (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

      (iii) Subject to Section 11(k), Options and SARs issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder.

      (iv) Each Option and SAR issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable prior to the date on which the Participant completes both (A) six months of continuous service with the Company or a Subsidiary after the date on which the Option or SAR was granted, and (B) one year of continuous service with the Company or a Subsidiary, unless termination of service occurs due to death, Disability, retirement (as defined in any qualified retirement plan maintained by the Company), after a Change-in-Control, or, in the case of a non-employee director, after attaining age 55.

      (v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this
   Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

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      (vi)  Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

   (e)  Incentive Stock Option Grants to 10% Stockholders.    Notwithstanding
anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

   (f)  $100,000 Per Year Limitation for Incentive Stock Options.    To the
extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

   (g)  Conversion of Incentive Stock Options into Nonqualified Stock
Options; Termination of Incentive Stock Options.    The Committee, at the
written request of any Holder, may in its discretion, take such actions as may be necessary to convert such Holder's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Holder is an employee of the Company or a Subsidiary at the time of such conversion. Such actions may not, however, include extending the Option Period or reducing the exercise price of such Incentive Stock Options. At the time of such conversion, the Committee (with the consent of the Holder) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Holder the right to have such Holder's Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Holder, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

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   (h)  Substitution of Options.    The Committee may grant Options and/or
SARs in substitution for options or stock appreciation rights held for stock in corporations acquired by the Company with terms in accordance with the terms for such previous options, but with an appropriate adjustment in the exercise price and number of shares subject to the options in compliance with the requirements of Section 424 of the Code.

8.    PERFORMANCE SHARE OR CASH UNITS

   (a)  Award Grants.    The Committee is authorized to establish performance
programs to be effective over designated Award Periods determined by the Committee. Award Periods applicable to Performance Share or Cash Unit Awards shall be at least three years in length; provided that payment of such Awards may be made before the completion of the applicable Award Period in the circumstances set forth in Sections 8(c), 8(e) and 11(p) below. The Committee may grant Awards of Performance Share or Cash Units to Eligible Persons in accordance with such performance programs. Before or within 90 days after the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. However, with respect to Performance Share or Cash Unit Awards which the Committee intends to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Performance Goals shall consist of targeted levels of, targeted levels of return on, or targeted levels of growth for, one or more of the following on a consolidated Company, consolidated Group, business unit or divisional level, as the Committee may specify: earnings per share, net income, operating income, performance profit (operating income minus an allocated charge approximating the Company's cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders' equity, or cash flow. The foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, except to the extent the Committee directs otherwise within the earlier of (i) 90 days after the start of the Award Period or (ii) a date on which no more than one fourth of the Award Period has elapsed, and may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses. Any such Performance

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Goal or combination of such Performance Goals may apply to the Participant's
Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify. The Committee shall determine the number of Performance Share or Cash Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award.

   (b)  Determination of Award.    At the completion of a Performance Award
Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock or amount of cash earned with respect to each Participant's Performance Share or Cash Unit Award by multiplying the number of Performance Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

   (c)  Payment of Performance Share or Cash Unit Awards.    Performance
Share or Cash Unit Awards shall be payable in that number of shares of Stock or that amount of cash determined in accordance with Section 8(b); provided, however, that, at its discretion, the Committee may make payment to any Participant of Performance Share Units in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the business day prior to payment. Payments of Performance Share or Cash Unit Awards shall be made as soon as practicable after the completion of an Award Period; provided, however, that if the Performance Goals for an Award Period are attained before the completion of such Award Period, payment of Performance Share or Cash Unit Awards granted with respect to such Award Period may be made at such time or times after the first year of the Award Period and before the completion of such Award Period as the Committee may direct, and, provided further, that if a Participant makes the election described below, Performance Share or Cash Units (with any Cash Units being converted into equivalent Performance Share Units) shall instead be credited to the Participant's Performance Share Account. Such credit of Performance Shares to a Participant's Performance Share Account shall be made as of the same date as payment of the Award would have been made to the Participant had no prior election been made.

      (i)  Elections.

           Any election to have an Award or a portion of an Award credited to a Performance Share Account shall be made on a written form provided by the Company for such purpose and shall only be effective with respect to Awards that may be made on and after the January 1 following the Company's receipt of such form, provided that such form is received by the December 24 prior to the applicable January 1. Any such election shall be made only in increments of ten percent (10%) of the Award (rounded to the nearest whole share) and shall be effective only for Awards made during the year in which the election becomes effective.

      (ii)  Performance Share Account.

            The Company shall maintain on its books and records a Performance Share Account to record its liability for future payments to the Participant or his or her beneficiary pursuant to the Plan. However, a Performance Share Account under the Plan shall constitute an unfunded arrangement; the Company shall not be required to segregate or earmark any of its assets for the benefit of the Participant or his or her beneficiary, and the amount reflected in a Performance Share Account shall be available for the Company's general corporate purposes and shall be available to the Company's general creditors. The amount reflected in a Performance Share Account shall not be subject in any manner to anticipation, alienation, transfer or assignment by the Participant or his or her beneficiary, and any attempt to anticipate, alienate, transfer or assign the same shall be void. Neither the Participant nor his or her beneficiary may assert any right or claim against any specific assets of the Company in respect of a Performance Share Account, and the Participant and his or her beneficiary shall have only a contractual right against the Company for the amount reflected in a Performance Share Account.

            Notwithstanding the foregoing, in order to pay amounts which may become due under the Plan in respect of a Participant's Performance Share Account, the Company may establish a grantor trust (hereinafter the "Trust") within the meaning of Section 671 of the Code. Some or all of the assets of the Trust may be dedicated to providing benefits to the Participants pursuant to the Plan, but, nevertheless, all assets of the Trust shall at all times remain subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

      (iii) Dividend Equivalents.

            On every date on which a dividend or other distribution is paid with respect to Common Stock, commencing with the first such payment date after the date on which a Performance Share is credited to a Participant's Performance Share Account and continuing until such Performance Share is either forfeited or paid out, there shall be credited to the Participant's Performance Share Account a Dividend Equivalent in respect of such Performance Share. A Dividend Equivalent shall mean, with respect to a whole Performance Share credited to a Participant's Performance Share Account, a measure of value equal to the fractional share of Common Stock that could be purchased with the amount that would have been paid to the Participant as a dividend or other distribution if the Participant had owned a whole share of Common Stock in lieu of said whole Performance Share, the date of such deemed purchase being the dividend payment date. Dividend Equivalents are expressed in the form of Performance Shares. Notwithstanding the foregoing, the Committee may decide when granting a Performance Share that Dividend Equivalents with respect to such Performance Share shall be paid to a Participant as accrued, rather than credited to the Participant's Performance Share Account.

      (iv)  Participant not a Stockholder.

            The Participant shall have no stockholder's rights with respect to any shares of Common Stock in respect of which Performance Shares are credited to his or her Performance Share Account.

      (v)  Payments in Respect of Performance Shares.

          (1)  Termination of Employment or Provision of Services:    In the
      event of a Participant's Normal Termination and without a payment date having been specified as provided below, such Participant shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Shares then credited to the Participant's Performance Share Account, with any fractional Performance Share being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Participant's Normal Termination.

          (2)  Election of Participant:    Upon prior written election by a
      Participant, the Participant shall be entitled to receive payment in respect of an Award of Performance Shares, to the extent then vested, and any Dividend Equivalents earned on such Award on the date or dates specified in such written election. Such election must either be made as part of the election to have such Award of Performance Shares credited to a Performance Share Account as provided above, or at any time at least one year prior to the date on which such payment would otherwise be made. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Shares, including related Dividend Equivalents, then credited to the Participant's Performance Share Account with respect to such Award, with any fractional Performance Share being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. The Participant's Performance Share Account thereafter shall be reduced to reflect the foregoing payment. Nothing herein shall preclude separate elections with respect to separate Awards.

          (3)  Disability or Death While Employed by or Providing Services to
      the Company:    Notwithstanding an election made pursuant to the
      preceding section, in the event of a Participant's termination of employment or provision of services for reasons of Disability or death, the Participant or his or her beneficiary, as the case may be, shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Shares then credited to the Participant's Performance Share Account, with any fractional Performance Share being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant or his or her beneficiary within sixty
     (60) days after the Company has been notified in writing of the Disability or death of the Participant and has been provided with any additional information, forms or other documents it may reasonably request.

          (4)  Hardship Payment:    Notwithstanding an election made pursuant
      to the Plan or the Participant's continued employment with or provision of services to the Company, if the Committee, upon written petition of the Participant, determines, in the Committee's sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Participant shall be entitled to receive, as soon as practicable following such determination, payment sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Shares then credited to the Participant's Performance Share Account. Such payment shall be made, at the election of the Participant, either (i) in the form of the number of whole shares of Common Stock, the proceeds from the sale of which would be sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Shares then credited to the Participant's Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses (i) and (ii) of this sentence. In the event of a hardship payment in respect of the Participant's entire Performance Share Account, any fractional Performance Share shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. For purposes of the foregoing, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as generally the purchase of a house or educational expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Said shares of Common Stock and any cash amount shall be transferred to the Participant as soon as practicable after the Committee determines that the Participant has suffered an unforeseeable financial emergency. The Participant's Performance Share Account thereafter shall be reduced to reflect the foregoing payment.

          (5)  Early Withdrawal:    Notwithstanding an election made pursuant
      to the Plan or the Participant's continued employment with or provision of services to the Company, the Participant, upon written petition to the Committee at any time, shall be entitled to receive payment in respect of all or any portion of the amount then credited to his or her Performance Share Account, subject to a forfeiture penalty of six percent (6%) of the amount of the payment requested by the Participant. Such payment shall be made, at the election of the Participant, either
      (i) in the form of the number of shares of Common Stock equal to the number of whole Performance Shares requested by the Participant in the written petition and then credited to the Participant's Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses
      (i) and (ii) of this sentence. In the event of an early withdrawal in respect of the Participant's entire Performance Share Account, any fractional Performance Share shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Company has received the Participant's written petition. The Participant's Performance Share Account thereafter shall be reduced to reflect the foregoing payment and the six percent (6%) forfeiture penalty.

   (d)  Adjustment of Performance Goals.    The Committee may, during the
Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; or (iv) any other factors which the Committee deems appropriate. However, the Committee may exercise only negative discretion with respect to awards that are intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code. With respect to such awards, unless the Committee determines otherwise at any time prior to payment of a Participant's award under the Plan for any Award Period, and subject to the Committee's right to exercise negative discretion, extraordinary, unusual or non-recurring items, discontinued operations, effects of accounting changes, effects of currency fluctuations, effects of financing activities, expenses for restructuring or productivity initiatives, non-operating items, effects of acquisitions and acquisition expenses, and effects of divestitures and divestiture expenses, any of which affect any Performance Goal applicable to such awards (including but not limited to earnings per share) shall be automatically excluded or included in determining the extent to which the Performance Goal has been achieved, whichever will produce the higher award.

   (e)  Acceleration.    Any provision of the Plan to the contrary
notwithstanding, the Committee may (but need not) provide that Performance Share or Cash Unit Awards will be earned and paid in whole or in part (as the Committee may specify) if an "Acceleration Event" (as hereafter defined) occurs during the Award Period to which such Units relate, whether or not the Performance Goal applicable to such Units is thereafter attained. For this purpose, an "Acceleration Event" means (i) the Participant's employment by the Company and its Subsidiaries terminates by reason of death, Disability or for other reason(s) specified by the Committee, or (ii) a Change-in-Control (as defined in Section 11(p) below) occurs; provided that, with respect to Performance Share Units and Performance Cash Units that are intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, Acceleration Events shall be limited to such events (including without limitation death, Disability and Change-in-Control) as will not prevent such Performance Share Units and Performance Cash Units from qualifying as performance-based compensation under Section 162(m)(4)(C) of the Code if the Performance Goal applicable to such Performance Share and Cash Units is attained and no Acceleration Event occurs.


9.    RESTRICTED STOCK AWARDS

   (a)  Award of Restricted Stock.

      (i) The Committee shall have the authority (1) to grant Restricted Stock Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

      (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee and (2) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, and to receive dividends paid thereon.

      (iii) Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the Stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

   (b)  Restrictions.

      (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the Stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; and (3) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the Award Agreement and, to the extent such shares are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

      (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

   (c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock Award indicated in a schedule established by the Committee and set forth in the written Award Agreement. The Restricted Period shall be at least two years; provided, however, that it may be as short as one year if vesting is based on achievement of Performance Goals.

   (d)  Forfeiture Provisions.    Except to the extent determined by the
Committee and reflected in the underlying Award Agreement, in the event a Participant terminates employment with or ceases to provide services to the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company. Except as otherwise determined by the Committee, in the event of such a forfeiture, the amount of an Award that would otherwise be payable shall be reduced, but not below zero, by the amount of any dividends previously paid to the Holder with respect to the forfeited Restricted Stock.

    (e)  Delivery of Restricted Stock.    Upon the expiration of the
Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 9(b) and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his or her beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or Stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

   (f)  Stock Restrictions.    Each certificate representing Restricted Stock
awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

      "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as
   of               , between Barnes Group Inc. and               . A copy of
   such Agreement is on file at the offices of the Company."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

   (g)  Deferral.    Upon election by a Participant, a whole share of
Restricted Stock that would otherwise have been granted to the

Participant shall instead be made in the form of Performance Shares, and such Performance Shares shall be credited to the Participant's Performance Share Account, subject to the provisions of Section 8. Such credit of Performance Shares shall be made as of the same date as Restricted Stock would have been awarded to the Participant had no prior election been made. Any such election shall be made by December 24 prior to the year in which the Award for which the election is made will be made, and shall otherwise comply with the requirements for elections in Section 8(c). If an event occurs which would have caused forfeiture of the Restricted Stock for which an election pursuant to this paragraph is made, then the equivalent Performance Shares, along with any related Dividend Equivalents, shall be forfeited.

9A.    RESTRICTED STOCK UNIT AWARDS

   (a)  Award of Restricted Stock Units.

      (i) The Committee shall have the authority (1) to grant Restricted Stock Unit Awards, (2) to issue or transfer Stock to Eligible Persons in payment of Restricted Stock Unit Awards, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock Units shall be granted or become vested and the number of shares to be covered by each grant.

      (ii) The Holder of a Restricted Stock Unit Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock Units setting forth the restrictions, terms and conditions applicable to such Restricted Stock Units. If a Holder shall fail to execute a Restricted Stock Unit Award Agreement, the Award shall be null and void.

   (b)  Restrictions.

      (i) Restricted Stock Units awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: the Restricted Stock Units shall be subject to forfeiture to the extent provided in Section 9A(d) and the Award Agreement and, to the extent such Restricted Stock Units are forfeited, all rights of the Holder in and to such Restricted Stock Units shall terminate without further obligation on the part of the Company.

      (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Unit Award, such action is appropriate.

   (c) Restricted Period. The Restricted Period of Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock Unit Award indicated in a schedule established by the Committee and set forth in the written Award Agreement. The Restricted Period shall be at least two years; provided, however, that it may be as short as one year if vesting is based on achievement of Performance Goals.

   (d)  Forfeiture Provisions.   Except to the extent determined by the
Committee and reflected in the underlying Award Agreement, in the event a Participant terminates employment with or ceases to provide services to the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company. Except as otherwise determined by the Committee, in the event of such a forfeiture, the amount of an Award that would otherwise be payable shall be reduced, but not below zero, by the amount of any dividend equivalents previously paid to the Holder with respect to the forfeited Restricted Stock Units.

   (e) Delivery of Stock. Upon the expiration of the Restricted Period with respect to any portion of a Restricted Stock Unit Award, the restrictions set forth in Section 9A(b) and the Award Agreement shall be of no further force or effect with respect to that portion of the Restricted Stock Units, if such portion of the Award has not theretofore been forfeited. Upon such expiration, or at such later time or times as the Committee may provide in the Award Agreement, the Company shall deliver to the Holder, or his or her beneficiary, without charge, a Stock certificate evidencing the shares of Stock that the Holder is entitled to receive in payment of that portion of the Restricted Stock Units (to the nearest full share) and any cash dividend equivalents or Stock dividend equivalents to which the Holder may be entitled in accordance with Section 9A(g). In lieu of delivering a Stock certificate, the Company may, either at the election of the Company or the Holder, as the Committee may provide, credit the shares which would otherwise have been certificated to a book entry account in the name of the Holder.

   (f) Restricted Stock Unit Restrictions. Each Restricted Stock Unit Award shall be subject to the restrictions set forth in Section 11(k) of the Plan.

   (g)  Dividend Equivalents.

      (i) The Committee may (but need not) provide in the Award Agreement relating to an Award of Restricted Stock Units that, on each date on which a dividend is paid to the holders of Common Stock the record date of which falls during the period commencing on the Date of Grant of such Restricted Stock Units and ending on the first date on which all of the Restricted Stock Units have either been forfeited or paid, the Company will pay the Holder an amount of money determined by multiplying the number of the Restricted Stock Units that were neither forfeited nor paid on or before such dividend record date times the dividend per share paid on such dividend payment date, unless the dividend is paid in property other than cash, in which case times the fair market value on the dividend payment date of such property. Unless the Committee provides otherwise in the Award Agreement, any money paid pursuant to this
   Section 9A(g)(i) shall be non-forfeitable when paid.

      (ii) In lieu of paying the Holder money on each dividend payment date referred to in Section 9A(g)(i) above, the Committee may (but need not) provide in the Award Agreement that on each such dividend payment date the Company will credit the Holder on its books with a number of additional stock units (representing the right to receive an equivalent number of shares of Common Stock at the time or times and on the terms and subject to the conditions set forth below and in the applicable Award Agreement) determined in accordance with the following formula:
                              (A x B) /C
   in which "A" equals the number of Restricted Stock Units that were neither forfeited nor paid on or before such dividend record date plus the number of additional stock units credited pursuant to this Section 9A(g)(ii) before such dividend payment date that were neither forfeited nor paid on or before such dividend record date, "B" equals the dividend per share paid on such dividend payment date or, if the dividend is paid in property other than cash, the fair market value on the dividend payment date of such property, and "C" equals the Fair Market Value of a share of Common Stock on such dividend payment date. Any additional stock units credited pursuant to this Section 9A(g)(ii): (I) may be non-forfeitable when credited or may be subject to forfeiture until, and become non-forfeitable at, such time or times, on such terms and conditions and in such proportions, as the Committee may provide in the Award Agreement, which may (but need not) be the same time or times, terms and conditions and proportions as apply to the Restricted Stock Units in respect of which such additional stock units are credited, (II) may be paid at such time or times as the Committee may provide in the Award Agreement, which may but need not be the same time or times when the Restricted Stock Units in respect of which such additional stock units are credited will be paid,
   (III) shall be paid in shares of Stock, which may be certificated or credited to a book entry account in the name of the Holder, as the Committee may specify, and (IV) shall be deemed to be Restricted Stock Units for purposes of applying the limitations set forth in and the other provisions of Section 5 of the Plan.

10.    NON-COMPETITION PROVISIONS

In addition to such other conditions as may be established by the Committee, in consideration of the granting of Awards under the terms of the Plan, the Committee, in its discretion, may include non-competition provisions in the applicable Award Agreement.


11.    GENERAL

   (a)  Additional Provisions of an Award.    Awards under the Plan also may
be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

   (b)  Privileges of Stock Ownership.   Except as otherwise specifically
provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

   (c)  Government and Other Regulations.    The obligation of the Company to
make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

   (d)  Tax Withholding.    Notwithstanding any other provision of the Plan,
the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. The Company shall accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

   (e)  Claim to Awards and Employment or Service Rights.    No employee or
other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary.

   (f)  Designation and Change of Beneficiary.    Each Participant may file
with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

   (g)  Payments to Persons Other Than Participants.    If the Committee
shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

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   (h)  No Liability of Committee Members.    No member of the Committee
shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

   (i)  Governing Law.    The Plan shall be governed by and construed in
accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

   (j)  Funding.    No provision of the Plan shall require the Company, for
the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

   (k)  Nontransferability.    A person's rights and interest under the Plan,
including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow in an Award Agreement for transfer of Awards other than Incentive Stock Options to other persons or entities.

   (l)  Reliance on Reports.    Each member of the Committee and each member
of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information

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


furnished in connection with the Plan by any person or persons other than such member.

   (m)  Relationship to Other Benefits.    No payment under the Plan shall be
taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

   (n)  Expenses.    The expenses of administering the Plan shall be borne by
the Company.

   (o)  Titles and Headings.    The titles and headings of the sections in
the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

   (p)  Change-in-Control.    Notwithstanding anything in the Plan to the
contrary, in the event of a "Change-in-Control", as defined below, all Awards made pursuant to the Plan shall become fully vested immediately, and all Options shall be immediately exercisable (provided that if the "Change-in-Control" occurs with respect to a Subsidiary, only Awards and Options granted to employees of such Subsidiary shall be affected), if the Committee so provides in an Award Agreement, or if so provided in an employment, severance or other agreement of an employee granted an Award. A "Change-in-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any such securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

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


      (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

      (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.


12.    CHANGES IN CAPITAL STRUCTURE

Awards granted under the Plan and any Award Agreements shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of Stock available under the Plan and the maximum

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


number of shares of Stock with respect to which any one person may be granted Awards shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

Notwithstanding the above, in the event of any of the following:

   (1) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;

   (2) All or substantially all of the assets of the Company are acquired by another person;

   (3)  The reorganization or liquidation of the Company; or

   (4) The Company shall enter into a written agreement to undergo an event described in clauses (1), (2) or (3) above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event. The terms of this Section 12 may be varied by the Committee in any particular Award Agreement.

13.    NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


14.    AMENDMENT AND TERMINATION

The Board may at any time terminate the Plan. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, that any such amendment of the Plan shall be contingent on obtaining the approval of the stockholders of the Company if such amendment would materially increase benefits available to Participants or the Committee determines that such approval is necessary to comply with any requirement of law, including the requirements for qualification of Incentive Stock Options or the rules of any stock exchange, stock market or automated quotation system on which the Company's equity securities are traded or quoted.

Effective:  See 4/16/03 BOD resolutions.

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